UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Rent-Way, Inc.
 (Name of Registrant as Specified In Its Charter)

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RENT-WAY, INC.
ONE RENTWAY PLACE
ERIE, PENNSYLVANIA 16505
_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2005
_______________

To the Shareholders of Rent-Way, Inc.:

        Notice is hereby given that the Annual Meeting of the Shareholders of Rent-Way, Inc. (the "Company") will be held at the Crowne Plaza Hotel Time Square Manhattan located at 1605 Broadway, New York, New York 10019 on Wednesday, March 9, 2005 at 10:00 a.m. for the following purposes:

        (a)     To elect two Class I directors to serve until the 2008 Annual Meeting of Shareholders; and

        (b)     To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on January 26, 2005 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders, except that shareholders are entitled to cumulative voting in the election of directors.

                                                                                                                                                        By Order of the Board of Directors,

                                                                                                                                                                             WILLIAM LERNER
                                                                                                                                                                                            Secretary

Erie, Pennsylvania
January 28, 2005

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING,
PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED PREPAID ENVELOPE.

THE BOARD OF DIRECTORS AND SENIOR MANAGEMENT OF THE COMPANY WILL BE AVAILABLE TO MEET WITH INTERESTED SHAREHOLDERS IMMEDIATELY FOLLOWING THE ANNUAL MEETING OF SHAREHOLDERS.

RENT-WAY, INC.
ONE RENTWAY PLACE
ERIE, PENNSYLVANIA 16505
_______________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MARCH 9, 2005
_______________

        This Proxy Statement and the accompanying form of proxy are being mailed on or about January 28, 2005 in connection with the solicitation by the Board of Directors of Rent-Way, Inc. ("Rent-Way" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, March 9, 2005, and any adjournments thereof.

        If the form of proxy enclosed is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument with the Secretary of the Company revoking it or by submitting a duly executed proxy bearing a later date.

        The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its common stock.

        The authorized common stock of the Company consists of 50,000,000 shares, no par value, of which 26,243,676 shares were issued and outstanding as of January 26, 2005, the record date fixed for the annual meeting. Each outstanding share of common stock is eligible to be voted at the annual meeting. Holders of record as of the record date will be entitled to one vote per share on all matters to be voted on by the shareholders, except that shareholders are entitled to cumulative voting in the election of directors, which means that a shareholder is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, and all of such votes may be cast for one nominee or distributed among any two or more nominees. Cumulative voting enables shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of directors being voted upon. Persons holding less than a majority of the shares voting may therefore be able to elect one or more directors.

        The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions, directions to withhold authority and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum on that matter. The two nominees receiving the greatest number of votes cast for the election of directors at the annual meeting by shareholders entitled to vote and present by person or in proxy at the annual meeting will be elected directors. Abstentions, directions to withhold authority and broker non-votes will not be treated as votes cast and will have no effect on the election of directors.

PROPOSAL 1 - ELECTION OF DIRECTORS

        The Company's by-laws require that the directors be divided into three classes, with the term of office of at least one class expiring each year. Pursuant to the by-laws, the members of a class are elected for a term of three years and until their respective successors have been elected and qualified, or until the respective director's earlier death, resignation or removal. The by-laws provide for a Board of Directors that is not more than nine members. The term of office for Class II directors expires at the 2006 Annual Meeting of Shareholders and for Class III directors expires at the 2007 Annual Meeting of Shareholders. The term of office of Class I directors expires at this annual meeting.

        The Board proposes, upon recommendation of the Corporate Governance/Nominating Committee of the Board, that the nominees described below, each of whom is currently serving as a Class I director, be elected as Class I directors for a new term of three years ending at the 2008 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

        When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The Company expects each nominee to be able to serve, if elected, but if any nominee notifies the Company before the annual meeting that he is unable to do so, then the proxies will be voted for such other person as the Board designates.

        Information regarding the nominees standing for election as Class I directors is set forth below:

        Gerald A. Ryan, a founder of the Company, served as Chairman of the Board of the Company from 1981 to October 1999 and as a director since its formation in 1981. Mr. Ryan currently serves as Chairman Emeritus of the Board, Chair of the Finance Committee, and since 1999, as a consultant to the Company. He presently serves as Chairman of the Board of Spectrum Control, Inc., a publicly traded company that designs and manufactures electronic control products and systems. Mr. Ryan is also Chairman of the Board of Automated Industrial Systems, Inc., a privately held manufacturer of pad printing equipment and supplies, Managing Director of RPG of Estuary LLC and a director of Megar Inc., both privately held companies.

        Robert B. Fagenson has been a director since August 1993. Mr. Fagenson currently serves as Chair of the Compensation Committee and as a member of the Audit Committee. He has, for more than the past five years, been President and a director of Fagenson & Co., Inc., an investment securities firm. Since June 2000, Mr. Fagenson has served as Vice Chairman of the Management Committee of Van der Moolen Specialists USA, LLC, an international securities trading firm. Mr. Fagenson is a director of Cash Technologies, Inc., a publicly traded company that develops and produces coin counting machines and currency transaction processing and network technologies and Document Security Systems, Inc., a publicly traded company that develops, licenses and sells anti-counterfeiting technology and products.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Certain information regarding the directors and executive officers of the Company is set forth below.

Name	Age	Position

Directors:

William E. Morgenstern	46	Chairman of the Board, President, Chief Executive Officer and Class III Director

Gerald A. Ryan	69	Chairman Emeritus of the Board and Class I Director; Member of Finance Committee (Chair)

William Lerner	69	Corporate Secretary and Class II Director; Member of Audit, Compensation and Corporate Governance/ Nominating Committees

Robert B. Fagenson	56	Class I Director; Member of Compensation (Chair) and Audit Committees

John W. Higbee	62	Class III Director; Member of Audit (Chair) and Finance Committees

Marc W. Joseffer	56	Class II Director; Lead Director; Member of Corporate Governance/Nominating and Finance Committees

Jacqueline E. Woods	57	Class II Director; Member of Corporate Governance/ Nominating (Chair) and Compensation Committees
Executive Officers:

William A. McDonnell	43	Vice President and Chief Financial Officer

Ronald D. DeMoss	54	Vice President and General Counsel

William S. Short	46	Executive Vice President-Chief Operating Officer

John A. Lombardi	39	Vice President, Corporate Controller and Chief Accounting Officer

        William E. Morgenstern, a founder of the Company, has served as its Chief Executive Officer and as a director since its formation in 1981. In October 1999, Mr. Morgenstern was elected Chairman of the Board of the Company. In February 2004, Mr. Morgenstern was appointed President of the Company. Mr. Morgenstern began his rental-purchase industry career with Rent-A-Center, Inc. in 1979 in Ft. Worth, Texas. While employed by Rent-A-Center, he held the positions of store manager and district manager. Mr. Morgenstern is a former President of the Pennsylvania Association of Rental Dealers. Currently, Mr. Morgenstern is a member of the Board of Directors of Hamot Health Foundation, a non-profit organization that operates Hamot Medical Center, a tertiary medical center located in Erie, Pennsylvania. Mr. Morgenstern also serves as Chairman of the Board of Directors of Hamot Health Foundation in Erie, Pennsylvania.

        William Lerner has been a director of the Company since November 1992 and its corporate Secretary since January 1993. Mr. Lerner currently serves on the Audit, Compensation and Corporate Governance/Nominating Committees. Mr. Lerner is a practicing attorney in New York since 1961 and in Pennsylvania since 1990. Mr. Lerner is also a director of MTM Technologies, Inc., a publicly traded computer and communications technology management company, and The Cortland Trust, Inc., a publicly traded, open-end, diversified money market fund.

        John W. Higbee has been a director of the Company since November 2001. Mr. Higbee currently serves as Chair of the Audit Committee and as a member of the Finance Committee. Since September 2004, Mr. Higbee has been Vice President and Chief Financial Officer of the Fullington Auto Bus Company, a privately held company engaged in inter and intra city bus transportation. From October 2003 to August 2004, he served as an independent business consultant. From April 2002 to August 2003, Mr. Higbee was Chief Financial Officer of Le-Nature's, Inc., a privately held company engaged in the all natural beverage business. Prior to that, he was a partner of Arthur Andersen LLP for over twenty years. Mr. Higbee is a director of World Health Alternatives, Inc., a publicly traded company providing healthcare staffing services to hospitals and other healthcare facilities.

        Marc W. Joseffer has been a director of the Company since May 1994 and the Lead Director of the Board of Directors since January 2003. Mr. Joseffer currently serves on the Corporate Governance/Nominating and Finance Committees. Since April 1997, Mr. Joseffer has served as Vice President of Greenleaf Distributors, Inc., a privately held pet food and pet products distributor. From May 1994 through October 1996, he was employed by the Company in various management positions. For more than five years prior thereto, he was Vice President and a principal shareholder of D.A.M.S.L. Corp., a privately held company engaged in the rental purchase business. D.A.M.S.L. was acquired by the Company in May 1994. Mr. Joseffer is a director of Greenleaf Distributors, Inc. and a director and Vice President of Holimont, Inc., each privately held corporations.

        Jacqueline E. Woods has been a director of the Company since March 1999. Ms. Woods currently serves as Chair of the Corporate Governance/Nominating Committee and as a member of the Compensation Committee. Ms. Woods is a nationally-recognized educator and specialist in early childhood education, adult and vocational education, resource development, higher education administration, public policy development and management, and institutional governance. Ms. Woods currently serves as a director and Chair of the board of directors of Pivot Point, Inc., a privately held corporation, and an adjunct faculty member of The American University's School of Public Affairs. Ms. Woods also serves as a member of several non-profit boards, including The Institute for Higher Education Policy, The American University of Rome's Board of Trustees, the National Council for Women's Organizations and the Ms. Magazine Advisory Board. From 2000 to 2004, Ms. Woods served as Executive Director of the American Association of University Women, an association of three corporations that address education and equity issues of girls and women nationwide. In 1996, former President Clinton appointed her as the Director of the Liaison Office for Community Colleges for the U.S. Department of Education. From 1993 to 1996, Ms. Woods served as Vice Chancellor for External Affairs for the City Colleges of Chicago. Prior to that, she served as the Vice President for Institutional Advancement for the Community College of Philadelphia, and earlier in her career, held various other senior level positions at higher education associations and institutions.

        William A. McDonnell was hired by the Company on February 1, 2000 as Vice President and Chief Financial Officer. Prior to his employment with the Company, Mr. McDonnell was a director in the Global Distribution Group for the Bank of Montreal. Prior to that position, Mr. McDonnell was Vice President and Relationship Manager in the Emerging Majors Group for Harris Bank.

        Ronald D. DeMoss was elected Vice President and General Counsel of the Company in February 1996. From June 1990 through December 1995, Mr. DeMoss was employed as a corporate counsel for Rent-A-Center, Inc. and, in such capacity, managed efforts for the enactment of favorable rental-purchase legislation. During 1995, Mr. DeMoss served as Rent-A-Center's Director of Government Relations. From 1996 to 2002, Mr. DeMoss served as an officer on the Board of Directors of The Association of Progressive Rental Organizations, or APRO, and also served on APRO's Government Relations Committee. From 1981 through 1990, Mr. DeMoss was a practicing attorney in Wichita, Kansas.

        William S. Short was hired by the Company in July 1996 and served in various operations positions including Executive Vice President - Operations, Divisional Vice President - Operations, Vice President of Operations Administration, Director of Operations and Regional Manager. In July 2002, he was appointed Senior Vice President of Operations. In February 2004, he was appointed Executive Vice President-Chief Operating Officer. Prior to his employment with the Company, he was employed by Rent-A-Center, Inc. for twelve years where he held various field positions, the last being Market Manager.

        John A. Lombardi was hired by the Company in April 2001 as Vice President, Corporate Controller and Chief Accounting Officer. From August 1997 until he joined the Company, Mr. Lombardi served as the Chief Financial Officer and Treasurer at Community Rehab Centers, Inc. in Boston, Massachusetts. During 1996 and 1997, he served as Executive Vice President, Chief Financial Officer and Treasurer of Northstar Health Services Inc. From 1986 to 1996, Mr. Lombardi worked in the specialty consulting services and audit and business advisory services practices of Arthur Andersen LLP. Mr. Lombardi is a certified public accountant, a certified insolvency and reorganization accountant, and a certified fraud examiner.

        Additional information regarding Messrs. Ryan and Fagenson appears under the caption "Proposal 1 - Election of Directors" in this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD MATTERS

        The business of the Company is managed under the direction of the Board of Directors. The Board acknowledges that a commitment to good corporate governance practices provides an important framework within which the Board and management can pursue the strategic objectives of the Company. In July 2003, the Board adopted Corporate Governance Guidelines for the Company. These Guidelines set out the Board's support of the following guiding principles:

•	The paramount duty of the Board is to select the Company's Chief Executive Officer and oversee his work and the work of other members of senior management in the competent and ethical operation of the Company.

•	The paramount duty of management is to operate the Company in an effective and ethical manner and to communicate important information regarding the Company's business to the Board.

•	It is the responsibility of management to produce financial statements that fairly and accurately present the financial condition and results of operations of the Company.

•	It is the responsibility of the Board and the Audit Committee to engage an independent auditor to audit and opine on the Company's financial statements.

        The Board has adopted a Code of Business Conduct and Ethics for the Chief Executive Officer and other senior financial officers. This Code of Business Conduct and Ethics supplements a company-wide Code of Conduct that applies to all employees, officers and directors.

Board Independence; Meetings and Committees of the Board

        Except for Messrs. Morgenstern and Ryan, the Board of Directors has determined that all of the members of the Board of Directors are "independent" in accordance with applicable law and listing standards of the New York Stock Exchange, or NYSE.

        The Board of Directors has standing Audit, Compensation, Corporate Governance/Nominating and Finance Committees. The Board held twenty-one meetings in the Company's fiscal year ended September 30, 2004, or fiscal year 2004. Each director attended at least 75% of meetings of the full Board and meetings of committees on which each served, except that Mr. Lerner did not attend at least 75% of the meetings of the Corporate Governance/Nominating Committee. The Company encourages, but has no policy regarding, director attendance at annual meetings of shareholders. Three directors attended the Company's annual meeting of shareholders held last year.

        The Audit Committee consists of Messrs. Higbee (Chair), Fagenson and Lerner. The Audit Committee assists the Board with the oversight of the integrity of the Company's financial statements and internal controls, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditor and the Company's compliance with legal and regulatory requirements. The Board has determined that each member of the Audit Committee is a financial expert as such term is defined in applicable rules and regulations of the Securities and Exchange Commission, or SEC. The Audit Committee held seven meetings in fiscal year 2004.

        The Compensation Committee consists of Messrs. Fagenson (Chair) and Lerner, and Ms. Woods. The Compensation Committee oversees the overall compensation policies and practices of the Company. The Compensation Committee also administers and oversees the grant of stock options by the Company. The Compensation Committee held two meetings in fiscal year 2004.

        The Corporate Governance/Nominating Committee consists of Ms. Woods (Chair) and Messrs. Joseffer and Lerner. The Corporate Governance/Nominating Committee develops and monitors the Company's policies regarding corporate governance, develops and implements Board evaluation processes, and identifies and recommends nominees for election as directors to the Board and to committees thereof. In performing its duties to recommend nominees for the Board, the Corporate Governance/Nominating Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Corporate Governance/Nominating Committee may use third-party search firms to identify Board candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential Board candidates. Shareholders wishing to submit or nominate candidates for election to the Board must supply information in writing regarding the candidate to the Corporate Governance/Nominating Committee at the Company's executive offices in Erie, Pennsylvania. This information should include the candidate's name, biographical data and qualifications. Generally, the Corporate Governance/Nominating Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Committee determines the nominees to recommend to the Board. The Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Corporate Governance Committee/Nominating Committee held three meetings in fiscal year 2004.

        At the request of the Corporate Governance/Nominating Committee, the Board established and funded an annual board member training and education program with an outside provider. During fiscal year 2004, three members of the Board attended board member training programs certified by Institutional Shareholder Services. In fiscal year 2004, the Corporate Governance/Nominating Committee also established a written evaluation program for the Board of Directors in which all directors participated. The results of the written evaluations were presented and evaluated by the Board.

        The Finance Committee consists of Messrs. Ryan (Chair), Joseffer and Higbee. The Finance Committee reviews with management on a monthly basis the Company's financial performance and provides reports thereon to the full Board. Prior to the beginning of each fiscal year, the Finance Committee reviews with management the Company's annual and capital expenditure budgets and makes recommendations regarding their approval to the Board. The Finance Committee held thirteen meetings in fiscal year 2004.

Executive Sessions of the Board

        Non-management directors meet regularly in executive sessions. "Non-management" directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board. The non-management directors consist of all current directors, except Mr. Morgenstern. Executive sessions are led by a "Lead Director". Mr. Joseffer is the Lead Director. An executive session is generally held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Lead Director in his discretion or at the request of the Board. The non-management directors met in executive session without management during an annual retreat held in February 2004.

Contacting the Lead Director and Board of Directors

        Any shareholder who desires to contact Rent-Way's Lead Director may do so electronically by sending an email to the following address: mjoseffer@rentway.com. Alternatively, a shareholder can contact the Lead Director or the other members of the Board by writing to: Board of Directors, Rent-Way, Inc., One RentWay Place, Erie, Pennsylvania 16505.

Website Access to Information

        The Company's internet address is www.rentway.com. The Company has posted to the Investor Relations section of its website its Corporate Governance Guidelines, Code of Conduct, Code of Business Conduct and Ethics for the Chief Executive Officer and other senior financial officers, and board committee charters for its Audit, Compensation and Corporate Governance/Nominating Committees. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company's Investor Relations Coordinator by calling (814) 455-5378.

Compensation of Directors

        Directors who are not employees of the Company (Messrs. Higbee, Fagenson, Joseffer, Lerner, Ryan and Ms. Woods) receive an annual retainer of $40,000 ($36,000 in fiscal year 2004) and are eligible to participate in the Company's medical and health benefits plan. Additionally, each director receives $1,500 for each board meeting attended in person and $500 for each meeting attended by telephone, $500 for each committee meeting attended in person and $250 for each committee meeting attended by telephone. Mr. Joseffer receives an additional annual retainer of $8,000 for serving as the Lead Director. Non-employee directors who serve as chairman of the Compensation, Corporate Governance/Nominating and Finance Committees receive an additional annual retainer of $8,000. The Chairman of the Audit Committee receives an additional annual retainer of $12,000. Non-employee directors also receive an annual grant of stock options under the Company's existing stock option plans. The number of shares subject to the annual option grant is determined by years of service as a director with 1,000 shares granted for each year of service up to a maximum of 10,000 shares. The exercise price of the options is the closing price of the Company's common stock on the date of grant. Non-employee directors are also reimbursed for their out-of-pocket expenses incurred for attendance at meetings of directors and shareholders. Mr. Lerner receives no compensation for serving as Secretary to the Company. Directors who are employees of the Company receive no additional compensation for their service as directors.

        During fiscal year 2004, Messrs. Lerner, Ryan and Fagenson each received a grant of 10,000 options, Mr. Joseffer received a grant of 9,000 options, Ms. Woods received a grant of 4,000 options and Mr. Higbee received a grant of 2,000 options. These options were at an exercise price of $5.34 per share vesting one-half on the grant date, October 1, 2003, and one-fourth on each of October 1, 2005 and 2006.

        During fiscal year 2004, Mr. Ryan served as a consultant to the Company under an agreement for a term that commenced October 1, 1999 and continues to September 30, 2009. Under the agreement, Mr. Ryan receives annual compensation of $100,000 (subject to annual cost of living increases and an annual review by the Compensation Committee of the Board) and is eligible to receive an annual bonus in an amount determined by the

Board. Mr. Ryan is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

EXECUTIVE OFFICER COMPENSATION

        The following table discloses compensation for the years ended September 30, 2004, 2003 and 2002 received by the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the close of fiscal year 2004 (the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation (1)		Long Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus($)(2)	Securities Underlying Options	All Other Compensation

William E. Morgenstern	2004	$500,000	$100,000	$-	$4,100(3)
Chairman of the Board and	2003	500,000	370,000	-	4,000(3)
Chief Executive Officer	2002	498,077	750,000	250,000	5,500(3)

William S. Short	2004	$250,000	$110,000	$-	$11,048(3)(5)
Executive Vice President -	2003	264,384	35,000	75,000	21,436(3)(4)(5)
Chief Operating Officer	2002	186,046	42,332	123,500	12,986(3)(4)(5)

William A. McDonnell	2004	$209,456	$35,000	$-	$3,628(3)
Vice President and	2003	205,504	50,000	50,000	3,269(3)
Chief Financial Officer	2002	203,072	75,000	50,000	5,207(3)

Ronald D. DeMoss	2004	$224,519	$30,000	$-	$4,918(3)(6)
Vice President and	2003	212,500	30,000	20,000	54,069(3)(4)(6)
General Counsel	2002	208,654	30,000	3,000	18,390(3)(4)(6)

John A. Lombardi	2004	$176,550	$25,000	$-	$1,896(3)(7)
Vice President,	2003	171,600	35,000	15,000	2,854(3)(7)
Corporate Controller and	2002	169,569	35,500	-	6,243(3)(7)

__________

(1)	Except as set forth above, the Named Executive Officers did not receive any annual compensation not properly characterized as salary or bonus, except for certain perquisites or other benefits the aggregate incremental cost of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each such officer. The Company has a medical and health benefits plan and provides term life insurance for its employees, however, such plans do not discriminate in scope, terms or operation in favor of executive officers or directors and are generally available to all salaried employees. The Company has a 401(k) plan but it does not have any pension plan or any long-term incentive plan (as defined in SEC regulations).

(2)	Represents payments made in fiscal year shown for bonuses earned in the prior fiscal year.

(3)	Represents matching contributions to the individual's 401(k) plan account contributed in cash.

(4)	Includes a cash contribution to the individual's 401(k) plan account to restore a portion of the loss in value of the Company's common stock as a result of the significant stock price drop following disclosure of the Company's discovery of accounting improprieties in October 2000.

(5)	Represents $16,865 and $8,443 contributed to Mr. Short's 401(k) plan account as restorative payments in fiscal year 2003 and 2002, respectively (as discussed in footnote (4) above), $4,000, $4,904 and $4,399 in fiscal year 2004, 2003 and 2002, respectively, in matching contributions to 401(k) contributions, and $7,048 in prize awards Mr. Short won in a Company sponsored contest in fiscal year 2004.

(6)	Represents $27,945 and $13,991 contributed to Mr. DeMoss' 401(k) account as restorative payments in fiscal year 2003 and 2002, respectively (as discussed in footnote (4) above), $4,918, $4,904 and $4,399 in fiscal year 2004, 2003 and 2002, respectively, in matching contributions to 401(k) contributions, and $21,220 in benefits from a split dollar insurance policy in fiscal year 2003, which policy was subsequently acquired by Mr. DeMoss from the Company.

(7)	Represents $1,896, $1,584 and $3,328 in fiscal year 2004, 2003 and 2002, respectively, in matching contributions to 401(k) contributions and $1,270 and $2,915 in fiscal year 2003 and 2002, respectively, as reimbursements for moving expenses.

Employment Agreements

        During fiscal year 2004, Mr. Morgenstern served as Chairman of the Board, President (from February 2004) and Chief Executive Officer under an employment agreement with the Company dated November 20, 2001. The employment agreement was effective as of October 1, 2001 and ends on October 1, 2006, unless earlier terminated in accordance with the terms of the agreement. The term of the employment agreement is automatically extended for additional one-year periods unless either party gives notice at least 120 days prior to the end of any renewal term that the agreement will not be extended. Under the employment agreement, Mr. Morgenstern receives an annual salary, which is subject to review annually by the Board. Mr. Morgenstern's annual salary under the employment agreement for 2005 is $500,000. He is also eligible to receive annual bonuses in amounts determined by the Board. Mr. Morgenstern is eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

        In the event Mr. Morgenstern's employment is terminated within 24 months following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company for any reason other than cause or by Mr. Morgenstern for good reason or because any successor to the Company fails to appoint him to a similar executive position, assume the Company's obligations under his employment agreement or assume any indemnification agreement or provisions in effect at the time of the change in control, he will be entitled to receive (i) his salary and fringe benefits through the termination date, (ii) an amount equal to the greater of two times his then current annual base salary or the sum of the remaining payment of his then current base salary under the remaining term of the employment agreement, (iii) a bonus payment equal to the sum of (A) the greater of 200% of his then current base salary or an amount equal to 10% of his then current base salary multiplied by each full month then remaining in the term of the employment agreement, (B) an amount equal to his then current base salary prorated for the length of his service in the calendar year in which his termination occurs, and (C) any unpaid portion of a bonus earned in a prior fiscal year, (iv) payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs, (v) for 24 months following the change in control, payment for outplacement services incurred by Mr. Morgenstern not to exceed 5% of his annual base salary effective at the time of termination, (vi) full vesting under any qualified and non-qualified pension or profit-sharing plan maintained by the Company, or in lieu thereof, a cash payment equal to the value of the benefit not so vested and (vii) the acceleration and extension of exercisability of his outstanding stock options. The cash payments described above are to be made in one lump sum. Mr. Morgenstern is also entitled to receive a tax gross-up payment from the Company in the event the payments described above expose Mr. Morgenstern to the excise tax imposed on such payments by applicable U.S. tax law.

        Under Mr. Morgenstern's employment agreement, a "change in control" means and is deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the date of Mr. Morgenstern's employment agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Board; (iii) the Company's shareholders approve a merger or consolidation of the Company with any other company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding securities will not constitute a change in control; or (iv) the Company's shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets. If any of the events enumerated in clause (i) through (iv) occur, the Board will determine in good faith the effective date of the change in control resulting therefrom for purposes of Mr. Morgenstern's employment agreement.

        Since February 1, 2000, Mr. McDonnell has served full-time as the Company's Vice President and Chief Financial Officer under an employment agreement that currently expires on February 1, 2005, unless earlier terminated in accordance with its terms. The term of the employment agreement is automatically extended for rolling two-year periods beginning on each anniversary of such date, unless either party gives notice at least 60 days prior to any such date that the term will not be extended. Under the agreement, Mr. McDonnell receives an annual salary, increased annually to reflect percentage increases in the Consumer Price Index for Western Pennsylvania. Mr. McDonnell's salary is also subject to annual review by the Compensation Committee of the Board. Mr. McDonnell's annual salary under the employment agreement for 2005 is $209,614. Mr. McDonnell is also eligible to receive an annual bonus in an amount determined by the Board or the Compensation Committee, participate in the Company's employee benefit plans and to receive fringe benefits made generally available to the Company's senior management.

        Since January 15, 1998, Mr. DeMoss has served full-time as the Company's Vice President and General Counsel under an employment agreement that expires on March 12, 2006. Mr. DeMoss' employment agreement is automatically extended for two-year periods, unless either party gives notice at least 60 days prior to the expiration of the agreement or any two year period that the agreement will not be extended. Under the employment agreement, Mr. DeMoss receives an annual salary and is eligible to receive an annual bonus in an amount determined by the Board. Mr. DeMoss' annual salary under the employment agreement for 2005 is $225,000. Mr. DeMoss is also eligible to participate in the Company's employee benefit plans in accordance with the terms of such plans.

        In the event Mr. DeMoss' employment is terminated upon the occurrence of a change of control of the Company, as defined in his employment agreement, all of Mr. DeMoss' unvested stock options vest. Additionally, at any time following the occurrence of a change of control of the Company, Mr. DeMoss may elect to voluntarily terminate his employment, and if he elects to do so, he will be entitled to receive an amount equal to the greater of his current salary for the remainder of his employment term or two times his base salary. The cash payment described above is required to be made in one lump sum.

        The Company has an employment agreement with William S. Short pursuant to which he is currently employed full-time as the Company's Executive Vice President - Chief Operating Officer for a term that originally commenced as of July 1, 2002. The term of Mr. Short's employment agreement will continue until June 30, 2005 or until terminated as provided in the agreement. However, beginning on June 30, 2005, and on each anniversary of this date thereafter, the agreement will be automatically extended for an additional year, unless terminated at least 120 days prior to any such anniversary date. Pursuant to the terms of the agreement, should the Company choose not to renew the agreement, Mr. Short will be entitled to continue to receive his current base salary and all fringe benefits provided under the terms of the agreement, including medical and health insurance, for a period of 24 months. Mr. Short receives an annual base salary of $250,000, is eligible for reimbursement for certain expenses and is eligible to receive an annual bonus calculated pursuant to performance standards developed by the Compensation Committee of the Board in consultation with Mr. Short. Upon execution of the Agreement, Mr. Short was granted an option to purchase 75,000 shares of common stock, of which 25,000 vested immediately and 25,000 vested on each of July 1, 2003 and July 1, 2004. Mr. Short is also eligible to participate in the Company's employee benefit plans in accordance with the terms of such plans.

        In the event Mr. Short's employment is terminated (for any reason other than for cause) within 24 months following a change of control of the Company or because any successor to the Company fails to appoint him to a similar executive position, assume the Company's obligations under his employment agreement or assume any indemnification agreement or provisions in effect at the time of the change of control, he will be entitled to receive (i) his salary and fringe benefits through the termination date, (ii) two times his annual base salary, (iii) his full fringe benefits, including medical and health insurance, for a period of 24 months following the month of his termination or the balance of the initial term, whichever is greater and (iv) a prorated payment for accrued but unused vacation. The cash payments described above may be paid by the Company over a period of up to two years.

        The Company has an employment agreement with Mr. Lombardi under which he is employed full-time as the Company's Vice President, Corporate Controller and Chief Accounting Officer for a term that commenced in April 2001 and continues until April 2005 or until earlier terminated as provided in the agreement. The term is automatically extended for one-year periods, unless either party provides a termination notice at least 60 days prior to the expiration of any one-year period. Under the agreement, Mr. Lombardi receives an annual base salary which is reviewed annually by the Chief Executive Officer and may be increased on the basis of individual and corporate performance. Mr. Lombardi's annual salary under the employment agreement for 2005 is $176,748. Mr. Lombardi is eligible for an annual bonus in an amount determined by the Chief Executive Officer on the basis of corporate performance. Mr. Lombardi is also entitled to participate in the Company's employee benefit plans in accordance with the terms of those plans.

Stock Options

The following table sets forth information concerning stock option grants made to the Named Executive Officers in fiscal year 2004:

Option Grants in Fiscal Year 2004 Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5% ($)	10% ($)

William E. Morgenstern	-0-	0%	-	-	-	-

William S. Short	-0-	0%	-	-	-	-

William A. McDonnell	-0-	0%	-	-	-	-

Ronald D. DeMoss	-0-	0%	-	-	-	-

John A. Lombardi	-0-	0%	-	-	-	-

        The following table sets forth information concerning stock option exercises by the Named Executive Officers during fiscal year 2004 and the number of shares and the value of options outstanding as of September 30, 2004 for each such officer:

Aggregate Option Exercises and Option Values as of September 30, 2004

			Number of Securities Underlying Unexercised Options at 9/30/04 (#)		Value of Unexercised In-the-Money Options at 9/30/04 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William E. Morgenstern	-0-	-	375,000	-	$100,000	$-

William S. Short	-0-	-	163,500	75,000	111,480	101,250

William A. McDonnell	-0-	-	80,000	50,000	-	67,500

Ronald D. DeMoss	-0-	-	70,500	20,000	49,000	27,000

John A. Lombardi	-0-	-	30,000	15,000	-	20,250

(1)     Based on the closing sales price of the common stock on the New York Stock Exchange of $6.85 per share on September 30, 2004, less the exercise price.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors oversees the overall compensation policies and practices of the Company. The Committee seeks to develop fair and competitive policies and practices designed to link executive compensation to the Company's business objectives and financial performance.

        Specifically, the Company's compensation policies are designed to (a) attract and retain individuals of the best quality available in the rental-purchase industry, (b) motivate and reward these individuals based on corporate and individual performance and (c) align the interests of these individuals with the interests of the shareholders of the Company through stock-based incentives. Consistent with the above-stated philosophy, senior management compensation generally consists of three components: base salary, bonus, and incentive awards in the form of stock options. Salary levels for senior management are determined generally on the basis of pay practices of comparable companies in the rental-purchase industry. Bonuses are determined by considering performance during and over the course of each performance year. Decisions with respect to the size and timing of bonus payments are made by reference to both Company and individual performance factors and there is no target, cap or floor regarding the amount of any bonus. Stock option awards are made to senior management in order to link a portion of compensation directly to the value of the Company's common stock. The ultimate value of the options depends on future appreciation in the common stock. Because the Company desires to hire and retain senior managers of the best quality available in the rental-purchase industry, its compensation levels will generally be at or above those of its competitors.

        Compensation of the Company's Chief Executive Officer, William E. Morgenstern, is determined annually by the Board of Directors in accordance with the terms of Mr. Morgenstern's employment agreement and is based on performance standards developed by the Compensation Committee. The Compensation Committee recommended to award Mr. Morgenstern a bonus of $100,000 for his performance in fiscal year 2004 (which was paid in fiscal 2005) and to maintain his annual base salary of $500,000.

        In determining the level of base salary and bonus to be paid to Mr. Morgenstern in fiscal year 2004, the Compensation Committee considered Mr. Morgenstern's performance in fiscal year 2004 and pay practices for comparable performance in the rental-purchase industry and for companies of comparable size.

                                                                                                                            Robert B. Fagenson, Chair
                                                                                                                            William Lerner
                                                                                                                            Jacqueline E. Woods

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board comprises three directors, all of whom are independent under applicable SEC and NYSE standards, and operates under a written charter. A copy of the charter was attached as Exhibit A to the Company's proxy statement filed with the SEC on January 28, 2004. The charter is also available on the Company's website. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, and the independent auditors have responsibility to audit the financial statements and express an opinion as to their conformity with generally accepted accounting principals. In its corporate oversight role, the Audit Committee monitors and reviews these financial reporting processes on behalf of the Board. Among other matters, during fiscal year 2004, the Audit Committee monitored and discussed with management the status of the Company's compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

        Each year, the Audit Committee meets to review the scope of the audit and to review the results of the audit. In addition, conferences and/or meetings are held with the Company's independent auditors prior to the filing of quarterly financial information with the SEC. The meetings and the conferences are designed to facilitate open communication between the Audit Committee, management of the Company and the Company's independent auditors. The Audit Committee reviews and discusses the consolidated financial statements and the quarterly financial information with management and independent auditors in the context of these meetings.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to any and all Company personnel. The Audit Committee has the authority to engage, at the Company's expense, special legal, accounting or such other consultants it deems necessary to assist in the performance of its duties.

        In October 2001, the Audit Committee engaged Charles G. Knight, CPA, CVA, a principal of the firm of Schaffner Knight Minnaugh Company, P.C., an independent firm of certified public accountants, to supervise the internal audit function of the Company and report directly to the Audit Committee. This engagement continued throughout fiscal year 2004.

        Effective December 22, 2003, the Company engaged the independent registered public accounting firm of Ernst & Young LLP as its new independent auditors and dismissed PricewaterhouseCoopers LLP. The decision to change the Company's accounting firm was approved by the Audit Committee.

        The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). Ernst & Young LLP also provided the Audit Committee the written disclosures and the letter required by Independence Standards Board ("ISB") Standard No. 1 (Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP their independence under ISB Standard No. 1. The Audit Committee considered whether the engagement of Ernst & Young LLP to provide other services, including tax compliance assistance and assistance in the former accounting investigation, was compatible with their independence and the Audit Committee does not believe that any impairment of independence existed or currently exists as a result of this engagement.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2004, for filing with the SEC.

        The Audit Committee, in consultation with the Board, selects the firm to audit the consolidated financial statements of the Company and review the Company's quarterly financial results. The Audit Committee recommended to the Board the selection of Ernst & Young LLP as the Company's independent auditors to audit the consolidated financial statements and review the quarterly financial results of the Company for fiscal year 2004.

                                                                                                                            John W. Higbee, Chair
                                                                                                                            William Lerner
                                                                                                                            Robert B. Fagenson

PERFORMANCE GRAPH

        The following graph compares for the five-year period ended September 30, 2004, the cumulative total shareholder return for the Company, the Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"), and a group consisting of publicly traded rental-purchase companies (the "Industry Group"). The graph assumes that $100 was invested on September 30, 1999 in the common stock of the Company, the Nasdaq Composite Index and the Industry Group, and assumes reinvestment of dividends. For fiscal years 2000, 2001, 2002 and 2003, the Industry Group consists of Rent-a-Center, Inc., Aaron Rents, Inc. and Rainbow Rentals, Inc. For fiscal year 2004, Rainbow Rentals, Inc. was dropped from the Industry Group since it was acquired by Rent-a-Center, Inc. on May 14, 2004. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

Dollars
250
200
150
100
50
-
137
160
134
110
231
166
144
55
43
65
69
28
16
28
36
99
00
01
02
03
04
Fiscal Year Ended 9/30
Rent-Way, Inc.
NASDAQ Composite
Peer Average

	9/30/99	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04
Rent-Way, Inc.	100	160	28	16	28	36
Nasdaq Composite Index	100	134	55	43	65	69
Industry Group	100	137	110	231	166	144

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2004, Robert B. Fagenson, William Lerner and Jacqueline E. Woods served as the members of the Compensation Committee. Other than Mr. Lerner, who is Secretary of the Company, no person who served as a member of the Company's Compensation Committee during fiscal year 2004 was (i) an officer or employee of the Company during such fiscal year or (ii) formerly an officer of the Company. None of the Company's executive officers served as a member of the board of directors or the compensation or similar committee of the board of directors of any other entity, an executive officer of which served on the Company's Compensation Committee or Board of Directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the shares of the Company's common stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) the directors and the Named Executive Officers as a group. This information is presented as of January 26, 2005. As of January 26, 2005, there were 26,243,676 shares of the Company's common stock outstanding. Except as otherwise noted, the Company believes that the persons listed below have sole investment and voting power with respect to the shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Common Stock Shares Beneficially Owned (2)	Percentage of Class

William E. Morgenstern (3)	752,827	2.8%

Gerald A. Ryan (4)	312,519	1.2%

William Lerner	73,200	*

Robert B. Fagenson (5)	359,500	1.4%

John W. Higbee	4,500	*

Marc W. Joseffer(6)	121,884	*

Jacqueline E. Woods	10,500	*

William A. McDonnell (7)	84,154	*

Ronald D. DeMoss (8)	80,904	*

William S. Short (9)	166,553	*

John A. Lombardi (10)	32,498	*

Name and Address of Beneficial Owner (1)	Number of Common Stock Shares Beneficially Owned (2)	Percentage of Class

Directors/executive officers as a group (11 persons)	2,099,039	7.7%

Pioneer Global Asset Management S.p.A. (11) Galleria San Carlo 6 20122 Milan, Italy	2,393,095	9.1%

Dimensional Fund Advisors Inc. (12) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,030,808	7.7%

_______________________
* Less than 1%

(1)     Unless otherwise indicated, the address for all persons listed above is c/o Rent-Way, Inc., One RentWay Place, Erie, Pennsylvania 16505.

(2)     Includes the following shares issuable upon exercise of stock options which are currently exercisable or which will become exercisable within 60 days after January 26, 2005: Morgenstern - - 375,000; Ryan - - 100,000; Lerner - - 70,000; Fagenson - - 69,000; Joseffer - - 65,500; Woods - - 10,500; Higbee - - 4,500; McDonnell - 80,000; DeMoss - - 70,500; Short - - 163,500; Lombardi - - 30,000 and Directors and Officers as a group - - 1,038,500.

(3)     Includes 25,000 shares owned by Mr. Morgenstern's spouse as to which Mr. Morgenstern disclaims any beneficial ownership and 722 shares held in the Company's 401(k) plan.

(4)     Includes 50,000 shares owned by Mr. Ryan's spouse, 35,000 shares held in trust for Mr. Ryan's children, for which Mr. Ryan serves as trustee and for which he disclaims any beneficial ownership, and 588 shares held in the Company's 401(k) plan.

(5)     Includes 2,000 shares owned by Mr. Fagenson's spouse, for which he disclaims any beneficial ownership, 10,000 shares held in a family foundation and 16,000 shares held in trusts for Mr. Fagenson's children, for which Mr. Fagenson serves as trustee and for which he disclaims any beneficial ownership.

(6)     Includes 442 shares owned by Mr. Joseffer's spouse.

(7)     Includes 104 shares held in the Company's 401(k) plan.

(8)     Includes 7,694 shares held in the Company's 401(k) plan and 510 shares owned by the son of Mr. DeMoss

(9)     Includes 3,053 shares held in the Company's 401(k) plan.

(10)     Includes 2,498 shares held in the Company's 401(k) plan.

(11)     The beneficial ownership information presented is based solely on a Schedule 13G filed with the SEC by Pioneer Global Asset Management S.p.A. on August 20, 2004.

(12)     Dimensional Fund Advisors, Inc. filed a Schedule 13G in its capacity as an investment advisor and is deemed to be the beneficial owner of the common stock which is owned by investment advisory clients. The beneficial ownership information presented is based solely on the Schedule 13G, filed with the SEC on February 6, 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company leases one store location from Jones & Joseffer, Inc., a company previously controlled by Mr. Joseffer. Effective January 1, 2004, Mr. Joseffer transferred all his interest in Jones & Joseffer, Inc. and he is no longer affiliated with the company. The Company paid approximately $49,000 in rent and related amounts under such lease for fiscal year 2004. The Company believes the lease rate and terms, which include its obligation to pay real estate taxes, are similar to those obtainable on an arm's-length basis.

        The Company has an agreement with its 83.5% owned subsidiary, dPi Teleconnect, LLC ("dPi"), whereby the Company provides payroll processing services, legal services and general management services for payments to the Company of $10,000 per month. The agreement had a term of one year commencing on October 1, 2002. The agreement is renewable for successive one-year terms subject to the mutual agreement of the parties as to the services to be provided and the payments required during each such renewal term. The Company and dPi have agreed to renew the agreement through September 30, 2005.

REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the Company believes that during fiscal year 2004 all filing requirements applicable to executive officers, directors, and greater than 10% beneficial owners were complied with, except that Messrs. Fagenson, Lerner, Higbee, Joseffer and Ryan, and Ms. Woods failed to timely file a Form 4 with respect to a grant of stock options in October 2003.

INDEPENDENT ACCOUNTANTS

        Ernst & Young LLP served as the Company's independent registered accountants for fiscal year 2004. A representative of Ernst & Young will be present at the annual meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.

        Ernst & Young was engaged effective December 22, 2003 and the Company's former independent accountants, PricewaterhouseCoopers LLP, were dismissed. The decision to change the Company's accounting firm was approved by the Audit Committee.

        The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 2003 and 2002 and in the subsequent interim period from October 1, 2003 through and including December 22, 2003, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in their reports on the financial statements.

        During the two fiscal years ended September 30, 2003 and 2002 and the subsequent interim period from October 1, 2003 to December 22, 2003, there were no "reportable events" as that term is described in Item

304(a)(1)(v) of Regulation S-K, except as follows: PricewaterhouseCoopers issued a report dated December 28, 2001 to the Company's Audit Committee summarizing "reportable conditions" and "material weaknesses" as defined by the American Institute of Certified Public Accountants, or AICPA, in the Company's internal controls that were initially observed during PricewaterhouseCoopers' audit of the Company's financial statements for the fiscal year ended September 30, 2000. These conditions and weaknesses, which were discussed by PricewaterhouseCoopers with the Company's Audit Committee, concerned (1) the Company's need to conduct a risk assessment to be used in implementing a comprehensive system of effective internal control and (2) the Company's inability to reconcile its general ledger inventory amounts with the inventory amounts as reported by its point-of-sale inventory accounting system. PricewaterhouseCoopers issued a report dated December 27, 2002 to the Company's Audit Committee stating (1) that the reportable conditions and material weaknesses relating to the Company's need to conduct a risk assessment and implement an effective system of internal control had been resolved and (2) the reconciliation between the general ledger and point-of-sale system continued as a reportable condition. This reportable condition was discussed by PricewaterhouseCoopers with Audit Committee. This reportable condition was subsequently resolved by the Company during the fiscal year ended September 30, 2003. The Company authorized PricewaterhouseCoopers to respond fully to the inquiries of Ernst & Young concerning the subject matter of the reportable events described above.

        The Company did not consult with Ernst & Young during the fiscal years ended September 30, 2003 and 2002 or during the subsequent interim period from October 1, 2003 through and including December 22, 2003, on either the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any of the reportable events described above.

        The Company requested PricewaterhouseCoopers to furnish a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers agreed with the above statements of the Company. A letter of PricewaterhouseCoopers, stating that it agreed with the above statements, was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 29, 2003.

        Audit Fees. The following table sets forth the fees incurred by the Company related to the services of Ernst & Young for the fiscal year ended September 30, 2004 and PricewaterhouseCoopers LLP for the fiscal year ended September 30, 2003:

	Fiscal Year Ended September 30, 2004	Fiscal Year Ended September 30, 2003

Audit Fees	$535,110	$1,170,275
Audit Related Fees	10,545	86,900
Tax Fees	8,474	36,690
All Other Fees	0	0
Total	554,129	1,293,865

        For fiscal year 2004, the "Audit Related Fees" in the table above consists of fees for consultations regarding compliance with applicable Sarbanes-Oxley Act matters and reimbursements for expenses of Ernst & Young LLP related to these matters. For fiscal year 2003, the "Audit Related Fees" in the table above consists of fees for audits of employee benefit plans, consultations regarding compliance with applicable Sarbanes-Oxley Act matters, assistance with responding to SEC inquiries and reimbursements for expenses of PricewaterhouseCoopers LLP related to these matters. In the table above, "Tax Fees" consist of fees for services associated with tax compliance matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Auditors

        All services provided by Ernst & Young are subject to pre-approval by the Audit Committee. The Audit Committee has a general policy of not utilizing Ernst & Young to provide any services other than audit, audit-related and tax compliance services. Subject to this policy, the Audit Committee has authorized the Chair of the Audit Committee to approve services by Ernst & Young in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any interim approvals must be given at the next Audit Committee meeting.

PROPOSALS OF SHAREHOLDERS

        Any shareholder who intends to present a proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2006 Annual Meeting of Shareholders must submit such proposal prior to September 30, 2005. It is suggested that the proposal be submitted to the Company's corporate offices in Erie, Pennsylvania by certified mail, return receipt requested, and be directed to the Secretary of the Company.

        The Company's by-laws require a shareholder to give advance notice of any business, including the nomination of candidates for election to the Board, the shareholder wishes to bring before a meeting of shareholders. In general, for business to be brought before an annual meeting by a shareholder, written notice of the proposal must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the most recent previous annual meeting, notice will be considered timely if received on or before the later of 120 calendar days before the date of the annual meeting at which such business is to be presented or 30 days following the first public announcement by the Company of the date of such annual meeting, and, in any event, if received not later than 15 calendar days prior to the scheduled mailing date of the Company's proxy materials for such annual meeting. The shareholder's notice must contain a description of the business the shareholder intends to bring before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in the by-laws.

OTHER MATTERS

        Management does not know of any matters to be presented at this annual meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the annual meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

        A copy of the Company's Annual Report on Form 10-K for fiscal year 2004 is included with this Proxy Statement.

                                                                                                                                                        By Order of the Board of Directors,

                                                                                                                                                        WILLIAM LERNER
                                                                                                                                                        Secretary

Erie, Pennsylvania
January 28, 2005

RENT-WAY, INC.
ONE RENTWAY PLACE
ERIE, PENNSYLVANIA 16505

This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting on March 9, 2005.

        The undersigned hereby appoints Gerald A. Ryan, William E. Morgenstern and Marc W. Joseffer, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Rent-Way, Inc. (the "Company") to be held at the Crown Plaza Hotel Time Square Manhattan, 1605 Broadway, New York, New York 10019 on Wednesday, March 9, 2005, and at any adjournments, upon matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HEREIN, AND AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

RENT-WAY, INC.

March 9, 2005

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER ___________
-or-
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER ___________
-or-
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
				FOR	AGAINST	ABSTAIN
1. Election of Directors.			2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.	[ ]	[ ]	[ ]
[ ]	FOR ALL NOMINEES	NOMINEES CLASS I (term to 2008)

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) Gerald A. Ryan ( ) Robert B. Fagenson

[ ]	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)			If you do not sign and return a proxy, or attend the meeting, your shares cannot be voted.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

PLEASE SIGN HEREON and return in the enclosed envelope promptly. Shareholders are entitled to cumulative voting in the election of directors.

Signature of Shareholder		Date	Signature of Shareholder		Date

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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RENT-WAY, INC.
ONE RENTWAY PLACE
ERIE, PENNSYLVANIA 16505

This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting on March 9, 2005.

        The undersigned hereby directs Putnam Fiduciary Trust Company, the Trustee of the Rent-Way, Inc. 401(k) Retirement Savings Plan (the "Plan"), to vote all common shares held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders of Rent-Way, Inc. (the "Company") to be held at the Crown Plaza Hotel Time Square Manhattan, 1605 Broadway, New York, New York 10019 on Wednesday, March 9, 2005, and at any adjournments thereof, upon matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE TRUSTEE AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED BY THE TRUSTEE AS PROVIDED IN THE PLAN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

RENT-WAY, INC.

March 9, 2005

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER ___________
-or-
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER ___________
-or-
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
				FOR	AGAINST	ABSTAIN
1. Election of Directors.			2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.	[ ]	[ ]	[ ]
[ ]	FOR ALL NOMINEES	NOMINEES CLASS I (term to 2008)

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) Gerald A. Ryan ( ) Robert B. Fagenson

[ ]	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)			If you do not sign and return a proxy, or attend the meeting, your shares cannot be voted.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

PLEASE SIGN HEREON and return in the enclosed envelope promptly. Shareholders are entitled to cumulative voting in the election of directors.

Signature of Shareholder		Date	Signature of Shareholder		Date

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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